Post-Effective Amendment to Registration No. 33-51914;
             Registration No. 33-79954; Registration No. 33-79956;
            Registration No. 333-02885; Registration No. 333-67949;
            Registration No. 333-67953; Registration No. 333-68456;
                        and Registration No. 333-100031.
      As filed with the Securities and Exchange Commission on June 30, 2003
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------
                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                         PHARMACEUTICAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     22-3122182
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK               10977
 (Address of principal executive offices)               (Zip Code)

                      1990 STOCK INCENTIVE PLAN, AS AMENDED
                          2000 PERFORMANCE EQUITY PLAN
                    2001 PERFORMANCE EQUITY PLAN, AS AMENDED
            AMENDED AND RESTATED 1997 DIRECTORS' STOCK OPTION PLAN(1)
                            (Full title of the plans)

             KENNETH I. SAWYER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         PHARMACEUTICAL RESOURCES, INC.
                ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK 10977
                     (Name and address of agent for service)
                                 (845) 425-7100
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                            Stephen R. Connoni, Esq.
                           STEPHEN A. OLLENDORFF, ESQ.
                           KIRKPATRICK & LOCKHART LLP
               599 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022-6030
                                 (212) 536-3900

Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Pharmaceutical Resources, Inc., a Delaware corporation, as successor issuer to Pharmaceutical Resources, Inc., a New Jersey corporation, hereby adopts the above-referenced Registration Statements on Form S-8, as amended, for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Description of the Transaction" herein. This Post-Effective Amendment to the Registration Statements shall become effective upon filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 464 under the Securities Act.


--------

(1) This Post-Effective Amendment to Form S-8 constitutes (i) Amendment No. 1 to the registration statement on Form S-8 filed by Pharmaceutical Resources, Inc. on November 25, 1998 (File Number 333-67949); (ii) Amendment No. 2 to the following registration statements on Form S-8 filed by Pharmaceutical Resources, Inc. on: September 11, 1992 (File Number 33-51914; June 9, 1994 (File Numbers 33-79954 and 33-79956); November 25, 1998 (File Number 333-67953); August 27,
2001 (File Number 333-68456);  and September 24, 2002 (File Number  333-100031);
and (iii) Amendment No. 3 to the registration statement on Form S-8 filed by Pharmaceutical Resources, Inc. on April 26, 1996 (File Number 333-02885).

                         DESCRIPTION OF THE TRANSACTION

     This Post-Effective Amendment is being filed in connection with a corporate transaction involving Pharmaceutical Resources, Inc. ("PRI (NJ)"), which changed its state of incorporation from New Jersey to Delaware (the "Reincorporation").

     On June 19, 2003, the shareholders of PRI (NJ), at the 2003 Annual Meeting of Shareholders, approved the Reincorporation. The Reincorporation was implemented, in accordance with Section 252 of the Delaware General Corporation Law and Section 14A:10-7 of the New Jersey Business Corporation Act, by the merger (the "Merger") of PRI (NJ) with and into a newly-formed, wholly-owned Delaware subsidiary of PRI (NJ) (the "Registrant"), pursuant to an agreement and plan of merger. As a result of the Merger, which was consummated by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on June 24, 2003, the separate existence of PRI (NJ) ceased, with the Registrant remaining as the surviving corporation. Each share of common stock of PRI (NJ) issued and outstanding immediately prior to the consummation of the Merger was, upon the consummation of the Merger, automatically converted into one share of common stock of the Registrant. Accordingly, all of the PRI (NJ) shares of common stock (the "Common Shares") previously registered under the 1990 Stock Incentive Plan, as amended, the 2000 Performance Equity Plan, the 2001
Performance Equity Plan, as amended, and the Amended and Restated 1997 Directors' Stock Option Plan (collectively, the "Plans") are now shares of the Registrant.

     Pursuant to Rule 414(d) under the Securities Act, the Registrant, as successor issuer to PRI (NJ), hereby expressly adopts, as of June 30, 2003, the Registration Statements of PRI (NJ) on Form S-8, as amended, that are applicable to the Common Shares issuable under the Plans as the Registration Statements of the Registrant for all purposes under the Securities Act and the Exchange Act. No fee is required hereunder because the Registrant is carrying forward the fees paid for the shares previously registered pursuant to the Registration Statements.

     For further information on the Reincorporation, please refer to the Proxy Statement of PRI (NJ), filed with the Commission on May 13, 2003, which is incorporated herein by reference.

         EXPLANATORY NOTE REGARDING THE REOFFER PROSPECTUS FILED HEREIN

     The Reoffer Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for re-offerings of Common Stock acquired by persons named therein pursuant to the 1990 Stock Incentive Plan, as amended, the 2000 Performance Equity Plan, the 2001 Performance Equity Plan, as amended. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the Reoffer Prospectus relates to the shares of Common Stock covered by the registration statements on Form S-8 filed by Pharmaceutical Resources, Inc. on April 26, 1996 (File Number 333-02885), November 25, 1998 (File Number 333-67953), August 27, 2001 (File Number 333-68456) and September 24, 2002 (File
Number 333-100031).

REOFFER PROSPECTUS

                        1,104,453 SHARES OF COMMON STOCK

                         PHARMACEUTICAL RESOURCES, INC.

                                 ---------------

     The shares of common stock, par value $0.01 per share, of Pharmaceutical Resources, Inc., a Delaware corporation, covered by this reoffer prospectus may be offered and sold to the public by certain of our stockholders (collectively, the "Selling Securityholders"). The Selling Securityholders are our executive officers. The shares have been issued pursuant to the exercise of options granted by us to the Selling Securityholders under our 1990 Stock Incentive Plan, as amended, 2000 Performance Equity Plan and/or 2001 Performance Equity Plan, as amended (collectively, the "Stock Plan").

     Our common stock is listed on The New York Stock Exchange under the symbol "PRX". On June 27, 2003, the closing sales price of a share of our common stock on The New York Stock Exchange was $48.28 per share. The Selling Securityholders may sell their shares directly or indirectly in one or more transactions on The New York Stock Exchange or on any other stock exchange on which the shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The Selling Securityholders may sell shares of our common stock through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchases of the shares, or both (which compensation as to a particular broker(s) or dealer(s) may be in excess of customary commissions). In connection with such sales, the Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts that they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     We will not receive any proceeds from the resale of the shares by the Selling Securityholders.

                                 ---------------

     THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS REOFFER PROSPECTUS.

                                ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------


              THE DATE OF THIS REOFFER PROSPECTUS IS JUNE 30, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a public company and file annual, quarterly and special reports, proxy and information statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any documents that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov". In addition, our common stock is listed for trading on The New York Stock Exchange, or the NYSE. You may read and copy reports and other information concerning us at the offices of the NYSE located at 20 Broad Street, New York, NY 10005.

     This reoffer prospectus is only part of Registration Statements on Form S-8 that we have filed with the SEC under the Securities Act, and, therefore, it omits certain information contained in any such Registration Statement. We have filed exhibits and schedules to the Registration Statements that are excluded from this reoffer prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

          o inspect a copy of the Registration Statements, including the exhibits and schedules, without charge, at the SEC's Public Reference Room,

          o obtain a copy from the SEC, upon payment of the fees prescribed by the SEC, and/or

          o    review a copy at, or obtain a copy from, the SEC's web site.


                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus; and the information that we will file later with the SEC will automatically update, supplement and/or supersede prior information. We incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 14 of the Securities Exchange Act of 1934, as amended, until all of the securities covered hereby have been resold. We also specifically incorporate by reference the documents listed below:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 28, 2003;

     2. Our Quarterly Report on Form 10-Q for the three months ended March 30, 2003, filed with the SEC on May 14, 2003;

     3.   Our Proxy Statement filed with the SEC on May 13, 2003;

     4.   Our Current  Report on Form 8-K filed with the SEC on April 23,  2003;

     5.   Our  Current  Report on Form 8-K filed with the SEC on June 23,  2003;
          and

     6. The description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

     The reports and other documents that we file after the date of this reoffer prospectus will update, supplement and/or supersede information contained in this reoffer prospectus. You may request and obtain a copy of these filings, at no cost to you, by writing to or calling us at the following address or telephone number:

                         Pharmaceutical Resources, Inc.
                               One Ram Ridge Road
                             Spring Valley, NY 10977
                            Telephone: (201) 425-7100
                                 Attn: Secretary

     You should rely only on the information incorporated by reference or provided in this reoffer prospectus and any reoffer prospectus supplement. We have not authorized anyone else to provide you with different information. No offer of our securities is being made in any jurisdiction wherein the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front page of such documents.

                                  OUR BUSINESS

     We are a holding company that, through our principal subsidiary, is in the business of developing, manufacturing and distributing a broad line of generic drugs in the United States. In addition, we develop and manufacture, in small quantities, complex synthetic active pharmaceutical ingredients through our subsidiary, FineTech Laboratories, Ltd., or FineTech, based in Haifa, Israel and sell a limited number of mature brand name drugs through an agreement with Bristol Myers Squibb Company, or BMS. We operate primarily through our wholly-owned subsidiary, Par Pharmaceutical, Inc., or Par, a manufacturer and distributor of generic drugs.

     Generic drugs are the pharmaceutical and therapeutic equivalents of brand name drugs and are usually marketed under their generic (chemical) names rather than by a brand name. Generally, a generic drug cannot be marketed until the expiration of applicable patent(s) on the brand name drug. Generic drugs must meet the same government standards as brand name drugs, but are typically sold at prices below those of brand name drugs. Generic drugs provide a cost-effective alternative for consumers while maintaining the safety and effectiveness of the brand name pharmaceutical product.

     Our product line consists primarily of prescription generic drugs consisting of 170 products representing various dosage strengths for 63 drugs. In addition to manufacturing our own products, we have strategic alliances with several pharmaceutical and chemical companies providing us with products for sale through distribution, development or licensing agreements.

     We market our products primarily to wholesalers, retail drug store chains, managed health care providers and drug distributors, principally through our own sales staff. We promote the sales efforts of wholesalers and drug distributors that sell our products to clinics, government agencies and other managed health care organizations.

     RECENT DEVELOPMENTS

     On March 7, 2002, we settled two significant legal proceedings involving Par and BMS. Under a settlement arrangement between the parties, BMS entered into two asset purchase agreements with Par, pursuant to which Par acquired certain assets, principally consisting of the hypertension medications Capoten(R) and Capozide(R), the cholesterol-lowering medications Questran(R) and Questran Light Brands(R), and the antibiotic Sumycin(R), of BMS, and intellectual property related to such brands.

     In March 2002, Par entered into an agreement with Genpharm, Inc., or Genpharm, whereby Genpharm agreed to develop certain generic pharmaceutical products as set forth in the agreement, submit all corresponding Abbreviated New Drug Applications, or ANDAs, to the U.S. Food and Drug Administration, or the FDA, and subsequently manufacture such products. Par will serve as exclusive U.S. marketer and distributor, and pay a share of the costs, including development and legal expenses incurred to obtain final regulatory approval, and pay Genpharm a percentage of the gross profits on all sales of products covered under this agreement. Par launched one product under this agreement in June 2003. Currently, there is one other ANDA for a potential product covered under this agreement, which has been tentatively approved, pending with, and awaiting approval from, the FDA.

     On April 17, 2002, we acquired all of the capital stock of ISP FineTech Ltd., or FineTech, and related intangible assets from ISP Hungary Holdings Limited and ISP Investments, Inc. for $32 million in cash, through a purchase agreement that we entered into with ISP Hungary Holdings Limited, ISP Investments, Inc. and ISP Chemco, Inc. FineTech, based in Haifa, Israel, specializes in the design and manufacture of proprietary synthetic chemical
processes  used  in  the  production  of  complex  organic   compounds  for  the
pharmaceutical industry. FineTech, which is operated as a wholly-owned subsidiary of ours, also has a facility in Rhode Island, has over 40 employees, and has provided chemical synthesis capabilities and strategic opportunities to us and our customers.

     Dr. Arie Gutman, the founder and president of FineTech, has agreed to be employed by the Company as the chief executive officer of FineTech. We also selected Dr. Gutman to serve as a director on our Board of Directors.

     In April 2002, Par entered into an agreement with Rhodes Technologies, Inc., or RTI, an associated company of Purdue Pharma L.P., to establish a joint venture partnership in the United States. The new joint venture is named SVC Pharma LP, or SVC Pharma, and will be owned equally by both parties. SVC Pharma will utilize, on a case-by-case basis, advanced technologies and patented processes to develop, manufacture, market and distribute certain unique, proprietary pharmaceutical products. Under the terms of the agreement, when both partners agree to pursue a specific project, each partner will contribute resources to the new enterprise. RTI provides scientific and technological expertise in the development of non-infringing, complex molecules. In addition to providing chemical synthesis capabilities, RTI will provide the manufacturing capacity for sophisticated intermediate and active pharmaceutical ingredients. Par will provide development expertise in dosage formulation and will be responsible for marketing, sales and distribution. The companies will share equally in expenses and profits. SVC Pharma has identified several candidates for drug development, the first of which has the potential to be marketed by Par in either 2004 or 2005.

     In May 2002, Par entered into an agreement with Nortec Development Associates, Inc. (a subsidiary of Glatt GMbh., or Glatt), or Nortec, to develop an extended release generic version of a currently marketed branded extended release pharmaceutical product. Under the terms of the agreement, Par obtained an exclusive license to utilize Glatt's CPS(TM) Technology in its ANDA submission for the potential product covered in the agreement. If formulation and development are successful, the ANDA for the drug will be submitted to the FDA in early 2004 and will include certification that such patent submitted under the ANDA by Par will not infringe on the manufacture, sale or use of the current drug product for which the ANDA is submitted, or that the patent for such current drug product is invalid ("Paragraph IV Certification"). CPS(TM) Technology is Glatt's proprietary drug delivery system for the development and production of drug pellets with controlled release properties. Par and Nortec have agreed to collaborate on the formulation, while Par will serve as the exclusive marketer and distributor of the product. As part of the agreement, the product selection criteria took into consideration Nortec's ability to develop difficult extended release formulations and Par's experience in patent challenge opportunities. Glatt is considered by many in the pharmaceutical industry to be a leader in fluid bed technology for the pharmaceutical and related industries.

We believe a significant percentage of currently marketed generic and branded controlled release products utilize Glatt's technology.

     In June 2002, Par expanded its collaboration with Nortec to develop an extended release generic version of another currently marketed, branded extended release pharmaceutical product. Under the terms of the new agreement, Par has also obtained an exclusive license to utilize Nortec/Glatt's CPS(TM) Technology in its ANDA submission for the potential product covered in the agreement. If successful in development, Par expects to submit an ANDA to the FDA for the product in 2003. Par and Nortec have agreed to collaborate on the formulation, while Par will serve as the exclusive marketer and distributor of the product.

     Pursuant to these agreements with Nortec, we made non-refundable payments totaling $1,000,000 which were charged to research and development expenses in fiscal year 2002. We also agreed to pay a total of $800,000 in various installments related to the achievement of certain milestones in the development of the two potential products and $600,000 for each product on the day of its first commercial sale. In addition to these payments, we agreed to pay Nortec a royalty on net sales of the products, as defined in the agreements.

     In July 2002, Par entered into an agreement with Three Rivers Pharmaceuticals, or Three Rivers, to market and distribute ribavirin 200 mg capsules, the generic version of Schering-Plough's Rebetol(R). Ribavirin, a synthetic nucleoside analogue with antiviral activity, is indicated for the treatment of hepatitis C, a chronic condition suffered by approximately four million Americans. Three Rivers filed an ANDA with Paragraph IV Certification with the FDA in August 2001. Under the terms of the agreement, which was amended in October 2002, Three Rivers will supply the product to Par and will be responsible for managing the regulatory process and ongoing patent litigation. Par will have the exclusive right to sell the product in non-hospital markets upon FDA approval and final marketing clearance. According to current FDA practice, Par believes it may be entitled to co-exclusively market the generic product ribavirin for up to 180 days, during which time only one other company could be approved to market another generic version of the drug. If successful, Par could introduce ribavirin later in 2003 or in 2004. In February 2003, Three Rivers reached a final settlement with Schering Corporation, or Schering, in the patent litigation case of Rebetol(R) brand ribavirin. Schering has provided a non-exclusive license to Three Rivers for all its U.S. patents relating to this product. In return, Three Rivers has agreed to pay Schering a reasonable royalty based upon net sales of Three Rivers' and Par's generic ribavirin product. Although the license does not remove all existing legal hurdles to distribute this product, we believe it significantly improves the likelihood of Par and Three Rivers eventually marketing ribavirin.

     In November 2002, we amended our agreement with Pentech Pharmaceuticals, Inc., or Pentech, dated November 2001, to market paroxetine hydrochloride capsules. Pursuant to the agreement, as amended, Par has the exclusive right to market, sell and distribute the product in the United States and its territories and will pay Pentech a percentage of the gross profit from sales on the product. Paroxetine hydrochloride is the generic version of GlaxoSmithKline's Paxil(R), a selective serotonin reuptake inhibitor that is indicated for the treatment of depression and other disorders. In April 2003, GlaxoSmithKline, or GSK, and Par announced that Pentech and GSK reached a settlement in their patent litigation over Pentech's proposed paroxetine hydrochloride capsules. The settlement allows Par to distribute in Puerto Rico substitutable generic paroxetine hydrochloride immediate release tablets supplied and licensed from GSK for a royalty to be paid to GSK. Par began distributing the product in Puerto Rico in May 2003 and will be entitled to distribute the same product in the U.S. market once another generic version of Paxil(R) becomes available there. The settlement between Pentech and GSK is the subject of additional litigation. See "Litigation is Common in Our Industry, Can be Expansive and May Delay and/or Prevent Entry of Our Products into the Market" in the "Risk Factors" section.

     In December 2002, Par entered in a supply and distribution agreement with Genpharm and Leiner Health Products, LLC, or Leiner, related to the recent change of loratadine 10 mg tablets (Claritin(R)) from prescription to over-the counter. Pursuant to the agreement, Genpharm has agreed to manufacture the product and Leiner has agreed to market and engage in over-the-counter distribution of the product in the United States and its territories for Par. Par is to receive a portion of installment payments made to Genpharm by Leiner in fiscal year 2003 totaling $594,000 in addition to a percentage of the net profit attributable to Leiner sales.

     In March 2003, we entered into a binding agreement in principle (subject to final negotiation and execution of a definitive agreement) with Nortec, in which the two companies will develop additional products that are not part of our two previous agreements with Nortec. During the first two years of this arrangement with Nortec, Par will be obligated to make aggregate initial research and development payments to Nortec in the amount of $3,000,000, of which $500,000 has already been paid.

     At the 2003 Annual Meeting of Shareholders in June 2003, our shareholders approved a corporate transaction that changed the company's state of incorporation from New Jersey to Delaware (the "Reincorporation"). The Reincorporation was effected by the merger of our company ("PRX NJ") with and into its newly-formed, wholly-owned Delaware subsidiary (also named Pharmaceutical Resources, Inc.) pursuant to an agreement and plan of merger. As a result of the Reincorporation, which was effected on June 24, 2003, the separate existence of PRX NJ ceased, and we are the surviving corporation. Each share of common stock of PRX NJ issued and outstanding immediately prior to the consummation of the Reincorporation was, upon the consummation of the Reincorporation, automatically converted into one share of our common stock. Accordingly, all of the PRX NJ shares of common stock previously registered under the Stock Plan are now shares of our common stock. As a result of the Reincorporation, the law applicable to our corporate affairs has been changed from that of New Jersey to that of Delaware. Our management, business, assets and liabilities remain unaffected by the Reincorporation. The reincorporation was primarily effected to afford us the advantages associated with incorporation under Delaware law, which is one of the best-defined bodies of corporate law in the United States. In May 2003, we caused Par also to change its state of incorporation from New Jersey to Delaware for similar reasons and with similar effect. In connection with that transaction, Par contributed the assets of certain of its administrative departments to Par, Inc., a newly-formed, wholly-owned subsidiary of Par located in Woodcliff Lake, New Jersey, and entered into a corporate services agreement whereby Par, Inc. performs certain administrative services, including accounting, human resources, sales and purchasing, on a fee basis for Par.

     We are incorporated in Delaware. Our principal executive offices are located at One Ram Ridge Road, Spring Valley, NY 10977, and our telephone number is (845) 425-7100.

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

                                  RISK FACTORS

     YOU SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING  RISK FACTORS AND ALL OTHER
INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS, ANY REOFFER PROSPECTUS SUPPLEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN BEFORE PURCHASING ANY OF OUR SECURITIES. INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, OPERATIONS, PROSPECTS AND/OR CONDITION (FINANCIAL AND OTHER). ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY BELIEVE TO BE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS, OPERATIONS, PROSPECTS AND/OR CONDITION.

WE FACE INTENSE COMPETITION IN THE PHARMACEUTICAL INDUSTRY FROM BRAND NAME AND GENERIC MANUFACTURERS, WHOLESALERS AND DISTRIBUTORS, WHICH COULD SIGNIFICANTLY LIMIT OUR GROWTH.

The pharmaceutical industry is highly competitive. Many of our competitors have longer operating histories and greater financial, research and development, marketing and other resources than we do. Consequently, many of our competitors may be able to develop products and/or processes competitive with, or superior to, our own. Furthermore, we may not be able to differentiate our products from those of our competitors, successfully develop or introduce new products that are less costly than those of our competitors or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors. Our principal generic competitors are Mylan Laboratories, Inc., Teva Pharmaceutical Industries Limited, Watson Pharmaceuticals, Inc., Barr Laboratories, Inc., Eon Labs, Geneva Pharmaceuticals, Inc. and Roxane Laboratories, which collectively compete primarily with respect to the following products: acyclovir, allopurinol, captopril, doxepin, enalapril, fluphenazine, indapamide, nicardipine, orphenadrine, sotalol, amiodarone, clomiphene, clonazepam, doxazosin, famotidine, ticlopidine, acebutolol, doxycycline monohydrate capsules, ibuprofen (prescription strength), meclizine, minoxidil, megestrol suspension, fluoxetine, tizanidine, nizatidine, torsemide and metformin. We cannot assure you that we will be able to compete successfully with these companies. Our principal strategy in addressing our competition is to offer our customers a broad line of generic drugs, consistent and adequate supply, at competitive pricing. We cannot assure you, however, that this strategy will enable us to compete successfully in our industry or that we will be able to develop and implement any new viable strategies.

Certain manufacturers of brand name drugs and/or their affiliates have been introducing generic pharmaceutical products equivalent to such brand name drugs at relatively lower prices. Such pricing, with its attendant diminished profit margins, could have the effect of inhibiting us and other manufacturers of generic pharmaceutical products from developing and introducing generic pharmaceutical products comparable to certain brand name drugs. This, in turn, may discourage our development of new products, reduce our sales and limit or preclude our profitability. Additionally, consolidation among wholesalers and retailers, the formation of large buying groups and competition between distributors have resulted in pricing pressures on us.

In  addition,   increased  price  competition  among  manufacturers  of  generic pharmaceutical products, resulting from new generic pharmaceutical products being introduced into the market and other generic pharmaceutical products being reintroduced into the market, has led to an increase in demands by customers for downward price adjustments by the manufacturers of generic pharmaceutical products, including our business, for certain products that have already been delivered. No assurance can be given that such price adjustments, which reduce our gross profit margin, will not continue, or even increase, with a consequent adverse effect on our earnings.

OUR REVENUES AND GROSS PROFIT FROM INDIVIDUAL  GENERIC  PHARMACEUTICAL  PRODUCTS
ARE  LIKELY  TO  DECLINE  AS  OUR   COMPETITORS   INTRODUCE  THEIR  OWN  GENERIC
EQUIVALENTS.

Revenues and gross profit derived from generic pharmaceutical products tend to follow a pattern based on regulatory and competitive factors believed to be unique to the generic pharmaceutical industry. As the patent(s) for a brand name product and the related exclusivity period expires, the first generic manufacturer to receive regulatory approval for a generic equivalent of the product often is able to capture a substantial share of the market. However, as other generic manufacturers receive regulatory approvals for competing products, that market share and the price of that product will typically decline. Importantly, the 180-day marketing exclusivity period that we were granted under a licensing agreement with Alphapharm in respect of fluoxetine 10 mg and 20 mg tablets expired at the end of January 2002, and Dr. Reddy's Laboratories Ltd. 180-day marketing exclusivity period granted in respect of fluoxetine 40 mg capsules, which our operating subsidiary, Par, currently sells pursuant to a development and supply agreement, also expired at the end of January 2002. In

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

addition, the 180-day marketing exclusivity period that we were granted by the FDA in respect of megestrol suspension expired in mid-January 2002. The expiration of these exclusivity periods has resulted in a decrease in the revenues and gross profits of fluoxtine 10 mg, 20 mg and 40 mg products as competition has increased and could lead to a similar decrease in the revenues and gross profit of megestrol suspension as more competitors enter the market.

IF WE FAIL TO OBTAIN EXCLUSIVE MARKETING RIGHTS FOR GENERIC PHARMACEUTICAL PRODUCTS THAT WE MANUFACTURE AND/OR MARKET IN THE UNITED STATES, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

As a result of the 180-day marketing exclusivity period granted to generic pharmaceutical companies that are first to file an abbreviated new drug application, or an ANDA, for products with the FDA, generic pharmaceutical products at their initial introduction generally are priced to yield relatively high gross profit margins. As additional manufacturers have introduced comparable generic pharmaceutical products into this highly competitive market, price competition and access to market historically have intensified and sales prices and product gross profit margins have declined, often significantly. Accordingly, our future profitability is dependent, in large part, upon our ability to file ANDAs timely and effectively with the FDA or to partner with other parties that have obtained marketing exclusivity. We currently are not selling any products that have a 180-day marketing exclusivity period. No assurances can be given that we will be able to develop and introduce successful products in the future within the time constraints necessary to be successful. If we are unable to continue timely and effectively to file ANDAs with the FDA or to partner with other parties that have obtained marketing exclusivity, our gross profit margin and operating results may decline significantly and our prospects may be adversely affected.

BRAND NAME COMPANIES FREQUENTLY TAKE ACTIONS TO PREVENT OR DISCOURAGE THE USE OF GENERIC DRUG PRODUCTS SUCH AS OURS.

Brand name companies frequently take actions to prevent or discourage the use of generic equivalents to their products, including generic products that we manufacture or market. These actions include:

     o filing new patents on drugs whose original patent protection is about to expire;

     o developing patented controlled-release products or other product improvements;

     o    developing  and  marketing,  as  over-the-counter   products,  branded
          products that will soon face generic competition; and

     o    increasing   marketing   initiatives,    regulatory   activities   and
          litigation.

These actions, if successful, could have an adverse impact on our ability to sell products that we are developing and our business, condition (financial and other) and results of operation could be harmed as a result. Specifically, Pharmacia Corporation, Pharmacia AB, Pharmacia Enterprises S.A., Pharmacia & Upjohn Company (collectively, "Pharmacia") and the Trustees of Columbia University in the City of New York ("Columbia") filed a lawsuit against Par on December 14, 2001 in the United States District Court for the District of Delaware and on December 21, 2001 in the U.S. District Court for the District of New Jersey, alleging patent infringement resulting from the filing of an ANDA pursuant to which we seek to market a generic version of Pharmacia's Xalatan(R) ophthalmic solution. Pharmacia and Columbia are seeking an injunction enjoining approval of our ANDA and the marketing of our product. Pharmacia and Columbia have not asserted claims for damages in such action, but they have requested an award of attorneys' fees.

LITIGATION IS COMMON IN OUR INDUSTRY, CAN BE EXPENSIVE AND MAY DELAY AND/OR PREVENT ENTRY OF OUR PRODUCTS INTO THE MARKET.

Litigation concerning patents and proprietary rights can be protracted and expensive. Pharmaceutical companies with patented brand products are increasingly suing companies that produce off-patent generic forms of their patented brand name products for alleged patent infringement or other violations of intellectual property rights, which may delay or prevent the entry of such a generic product into the market. Generally, a generic drug may not be marketed until the applicable patent(s) on the brand name drug expires. When an ANDA is filed with the FDA for approval of a generic drug, the filing person may either certify as to the expiration of the patent listed by the FDA as covering the generic product, in which case the ANDA will not become effective until the expiration of such patent, or certify that any patent listed as covering the generic drug is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the ANDA is filed. In either case, there is a risk that a branded pharmaceutical company may sue such filing person for alleged patent infringement or other violations of intellectual property rights. Because a large part of our business involves the marketing and development of off-patent products, the threat of litigation, the outcome of which is inherently uncertain, is always present. Such litigation is often costly and time-consuming, and could result in a substantial delay in or prevention of the introduction and/or marketing of our products, which could have a material adverse effect on our business, condition (financial and other), prospects and results of operations.

Other companies that compete with us by manufacturing, developing and/or selling the same generic pharmaceutical products may similarly file lawsuits against us claiming patent infringement or invalidity. See "Brand name companies frequently take actions to prevent or discourage the use of generic drug products such as ours."

We are also involved in certain other litigation matters, including certain product liability and patent actions, actions by former employees, and other matters. In particular, in May 2003, Asahi Glass Co. filed a lawsuit against us and several other parties in U.S. District Court for the Northern District of Illinois, asserting federal antitrust claims and several state law claims under the Illinois consumer protection laws relating to the settlement of GlaxoSmithKline's patent action against Pentech Pharmaceuticals, which allows Par to distribute the generic capsule version of Paxil(R) supplied and licensed from GlaxoSmithKline, or GSK, for a royalty. In connection with this action, an issue has arisen between us and GSK over whether contractual indeminification provisions apply to this action. We believe, although there can be no such assurance, that these actions are incidental to the conduct of our business and that their ultimate resolution will not have a material adverse effect on our financial condition, results of operations or liquidity.

PROPOSED FDA REGULATIONS AND GUIDELINES MAY RESULT IN OUR GENERIC PRODUCTS NOT BEING ABLE TO UTILIZE FULLY THE 180-DAY MARKETING EXCLUSIVITY PERIOD, WHICH WOULD AFFECT OUR RESULTS OF OPERATIONS.

Any inability to use fully the 180-day marketing exclusivity period for any of our products will adversely affect our results of operations. In August 1999, the FDA proposed to amend its regulations relating to the 180-day marketing exclusivity period for which certain generic drugs may qualify. We cannot predict whether or to what extent the FDA will make changes to those regulations. In March 2000, the FDA issued new guidelines regarding the timing of approval of ANDAs following patent infringement court decisions and the start of the 180-day marketing exclusivity period set forth in recent Federal legislation. These guidelines could result in us not being able to utilize all or any portion of any 180-day marketing exclusivity period on ANDA products that we were first to file on, depending on the timing and results of court decisions in patent litigation, which could adversely affect our results of operations and future profitability. We are presently unable to predict what impact, if any, the FDA's new guidelines may have on our business, prospects or financial condition.

NEW DEVELOPMENTS BY OTHER MANUFACTURERS COULD RENDER OUR PRODUCTS UNCOMPETITIVE OR OBSOLETE.

The markets in which we compete and intend to compete are undergoing, and are expected to continue to undergo, rapid and significant change. We expect competition to intensify as technological advances are made. New developments by other manufacturers may render our products uncompetitive or obsolete.

OUR ABILITY TO MARKET SUCCESSFULLY ANY PRODUCT DEPENDS, IN LARGE PART, UPON THE ACCEPTANCE OF THE PRODUCT BY INDEPENDENT THIRD PARTIES.

Our ability to market  successfully  any generic or  proprietary  pharmaceutical product depends, in large part, upon the acceptance of the product by independent third parties (including physicians, pharmacies, government formularies and other retailers) as well as patients. Our success will, therefore, depend in large part on our ability to convince such third parties that our generic versions of brand name products are manufactured as safely and with the same efficacy as the brand name products or other generic equivalents. Unanticipated side effects or unfavorable publicity concerning any of our products would likely have an adverse effect on our ability to achieve acceptance by prescribing physicians, managed care providers, pharmacies and other retailers, customers and patients. In addition, some of our generic products are manufactured in different forms than the brand name products (E.G., tablet versus capsule). Therefore, we must also convince third parties to use a product in a form different from what they are accustomed to using.

OUR OVERALL FUTURE PROFITABILITY DEPENDS UPON OUR ABILITY TO INTRODUCE NEW GENERIC PRODUCTS ON A TIMELY BASIS.

Our overall future profitability will depend, to a significant extent, upon our ability to introduce, on a timely basis, new generic products for which we are either the first to market (or among the first to market) or otherwise can gain significant market share. The timing of the introduction of our products is dependent upon, among other things, the regulatory approval of these products and the timing of regulatory approvals of competing products. Inasmuch as this timing is not within our control, we may not be able to develop and introduce new generic products on a timely basis, if at all. If we are not able to introduce, on a timely basis, new generic products for which we have obtained 180-day marketing exclusivity periods, we will lose some of the advantage of such exclusivity period.

IN SOME CIRCUMSTANCES, WE MAY RETROACTIVELY REDUCE THE PRICE OF PRODUCTS THAT WE ALREADY HAVE SOLD TO CUSTOMERS BUT THAT HAVE NOT BEEN RESOLD BY SUCH CUSTOMERS.

In some circumstances, we may issue to our customers credits for products that we previously sold to them but that have not been resold by them. These credits effectively constitute a retroactive reduction of the price of products already sold. The credits account for the fact that the price of certain drugs typically will decline when additional generic manufacturers introduce and market a comparable generic drug at the end of our exclusivity period. Although we establish a reserve with respect to these potential credits at the time of sale, we have no assurance that our reserves will be adequate.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.

As a member of the pharmaceutical manufacturing industry, we are subject to extensive regulation by the Federal government, principally the FDA and the Drug Enforcement Administration, and, to a lesser extent, by state governments. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act, the Generic Drug Enforcement Act of 1992 (the "Generic Act") and some other Federal statutes and regulations govern the testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of our products. The Generic Act, a result of legislative hearings and investigations into the generic drug approval process, is particularly relevant to our business. Under the Generic Act, the FDA is authorized to impose debarment and other penalties on individuals and companies that commit illegal acts relating to the generic drug approval process. In some situations, the Generic Act requires the FDA not to accept or review for a period of time ANDAs from a company or an individual that has committed certain violations and provides for temporary denial of approval of applications during its investigation. Additionally, non-compliance with other applicable regulatory requirements can result in fines, perhaps significant in amount, and other sanctions imposed by courts and/or regulatory bodies, including the initiation of product seizures, product recalls, injunctive actions and criminal prosecutions. In addition, administrative remedies can involve the refusal of the government to enter into supply contracts with, and/or to approve new drug applications of, a non-complying entity. The FDA also has the authority to withdraw its approval of drugs in accordance with statutory procedures.

WE ARE SUSCEPTIBLE TO PRODUCT LIABILITY CLAIMS THAT MAY NOT BE COVERED BY INSURANCE AND COULD REQUIRE US TO PAY SUBSTANTIAL SUMS.

Like all pharmaceutical companies, we face the risk of loss resulting from, and the adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We likely cannot avoid such claims. In addition, although we believe that we have reasonably adequate insurance coverage, we cannot be certain that our product liability insurance will, in fact, be adequate to cover such claims or that we will be able to get adequate insurance coverage in the future at acceptable costs. A successful product liability claim that is excluded from coverage or exceeds our policy limits could require us to pay substantial sums.

THE MANUFACTURE, USE AND STORAGE OF PHARMACEUTICAL AND CHEMICAL PRODUCTS ARE SUBJECT TO ENVIRONMENTAL REGULATION AND RISK.

Because of the chemical ingredients of pharmaceutical products and the nature of their manufacturing process, the pharmaceutical industry is subject to extensive environmental regulation and the risk of incurring liability for damages and/or the costs of remedying environmental problems. Specifically, our use of various flammable solvents and certain organic chemicals in our manufacturing and laboratory operations is subject to a number of environmental regulations. Although we have not yet incurred such liability or costs in any material amount, we cannot assure you that we will not be subject to material liability or costs in the future. To date, the costs of our compliance with environmental regulations have not been material. In the future, however, we may be required to increase expenditures in order to remedy environmental problems and/or comply with applicable regulations.

Additionally, if we fail to comply with environmental regulations to use, discharge or dispose of hazardous materials appropriately or otherwise to comply with the provisions of our operating licenses, the licenses could be revoked and we could be subject to criminal sanctions and/or substantial civil liability or be required to suspend or modify our manufacturing operations.

TESTING REQUIRED FOR THE REGULATORY APPROVAL OF OUR PRODUCTS IS SOMETIMES CONDUCTED BY INDEPENDENT THIRD PARTIES. ANY FAILURE BY ANY OF THESE THIRD PARTIES TO PERFORM THIS TESTING PROPERLY MAY HAVE AN ADVERSE EFFECT UPON OUR ABILITY TO OBTAIN REGULATORY APPROVALS.

Our applications for the regulatory approval of our products incorporate the results of testing and other information that is sometimes conducted by independent third parties (including, for example, manufacturers of raw materials, testing laboratories, contract research organizations or independent research facilities). The ability of the products being tested to receive regulatory approval is dependent upon the quality of the work performed by these third parties, the quality of the third parties' facilities and the accuracy of the information provided by third parties. We have little or no control over any of these factors. If this testing is not performed properly, our ability to obtain regulatory approvals could be restricted or delayed.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

On June 19, 2003, we announced that Kenneth I. Sawyer, our President and Chief Executive Officer, plans to retire, effective July 1, 2003. Our board of directors will conduct a search for a new chairman and chief executive officer. While Mr. Sawyer will remain a director and be available to consult with us during this transition, our future success will depend upon our ability to attract a qualified candidate to serve in such capacity, and any candidate that we hire will require sufficient time to become familiar with our operations and become acclimated to our company. In the interim, Scott Tarriff, our Executive Vice President and the President and Chief Executive Officer of Par, our principal operating subsidiary, and Arie L. Gutman, Ph.D., President and Chief Executive Officer of our FineTech unit, will report to our lead outside director. With the departure of Mr. Sawyer, our future success will also depend, to a substantial degree, upon the continued service of other key members of our management team. Except for Mr. Tarriff, Mr. Gutman and Dennis O'Connor, our Vice President, Chief Financial Officer and Secretary, we do not currently have employment agreements with any of our senior executive officers. Although we are not aware that any other key personnel is planning to retire or leave in the near future, the loss of the services of Messrs. Tarriff, Gutman or O'Connor or certain other members of our management team, or their inability to perform services on our behalf, could materially and adversely affect our operations. While we believe that we have been somewhat successful recently in attracting and retaining skilled personnel in all areas of our business, we cannot assure you that we can continue to attract, train and retain such personnel. Any failure in this regard could limit the rates at which we generate sales and develop new products. Furthermore, Mr. Sawyer's employment agreement requires us to provide him with a $1,000,000 lump-sum payment and his remaining base salary for the year upon his resignation.

WE MAY FAIL TO INTRODUCE PROFITABLE NEW PRODUCTS IN A TIMELY MANNER.

The research and development of solid oral dosage form (tablet, caplet and capsule) and suspension products, including preformulation research, process and formulation development, required studies and FDA review and approval, has historically taken approximately two to three years. We typically select products for development that we intend to market several years in the future. The length of time necessary to bring a product to market, however, can vary significantly and depends on, among other things, availability of funding, problems relating to formulation, safety or efficacy and patent issues associated with the product. We currently have ourselves, or through our partners, approximately 25 ANDAs pending with the FDA, six of which have received tentative approval. We cannot provide assurance that we will successfully complete the development of any products either presently under development or proposed for development, that we will obtain regulatory approval for any such product, that any approved product will be produced in commercial quantities or that any approved product can be sold at a profit. Our failure to introduce profitable new products in a timely manner could have a material adverse effect on our business, condition (financial and other), prospects and results of operations.

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

OUR PROFITABILITY MAY BE ADVERSELY AFFECTED BY OUR CONTINUING DEPENDENCE ON OUR MAJOR CUSTOMERS AND OUR LIMITED DISTRIBUTION CHAIN.

We have approximately 140 customers, some of which are members of larger buying groups. During fiscal year 2002, our three largest customers in terms of net sales dollars, McKesson Drug Co., Cardinal Health, Inc. and Walgreen Company, accounted for approximately 17%, 16% and 10%, respectively, of our net sales. We do not have written agreements with any of these three customers. The loss of any one or more of these customers or the substantial reduction in orders from any of such customers could have a material adverse effect upon our operating results and financial condition. We also have broadened our product line by entering into distribution agreements, pursuant to which we distribute generic pharmaceutical products manufactured by others. We are dependent, in large part, on the efforts of the companies that are party to such distribution agreements to develop and promote such generic pharmaceutical products, and there can be no assurance that such efforts will be successful. If these relationships do not continue as expected, our business, condition (financial and other), prospects and results of operation could suffer.

FUTURE INABILITY TO OBTAIN RAW MATERIALS OR PRODUCTS FROM CONTRACT MANUFACTURERS COULD SERIOUSLY AFFECT OUR OPERATIONS.

The raw materials essential to our manufacturing business are purchased primarily from United States distributors of bulk pharmaceutical chemicals manufactured by foreign companies. Although to date we have not experienced difficulty in obtaining these raw materials and products, we cannot assure you that supply interruptions or delays will not occur in the future or that we will not have to obtain substitute materials or products, which would require additional regulatory approvals. In addition, changes in our raw material suppliers could result in delays in production, higher raw material costs and loss of sales and customers because regulatory authorities must generally approve raw material sources for pharmaceutical products. Any significant supply interruption could have a material adverse effect on our business, condition (financial and other), prospects and results of operation.

WE  ARE  INCREASING  OUR  EFFORTS  TO  DEVELOP  NEW   PROPRIETARY   DOSAGES  AND
TECHNOLOGIES, BUT WE CAN GIVE NO ASSURANCE THAT ANY OF THESE EFFORTS WILL BE COMMERCIALLY SUCCESSFUL.

Our principal business is the development, manufacture and marketing of generic equivalents of pharmaceutical product. We have recently increased our efforts to develop new dosage strengths, dosage forms, and other technologies related to improve existing pharmaceutical products, although there can be no assurance that we will be successful in such efforts.

Expanding from our focus on generic products to include such efforts may require additional internal expertise or external collaboration in areas in which we do not have substantial resources and personnel. We may have to enter into collaborative arrangements with others that may require us to relinquish rights to certain of our technologies or product candidates that we would otherwise pursue independently. We cannot assure you that we will be able to acquire the necessary expertise or enter into collaborative agreements on acceptable terms, or at all, to develop and market product enhancements.

In addition, it is not possible to predict whether or when any program (including any program of ours) will succeed unless and until it actually produces a dosage strength, dosage form or other product enhancement that is commercially marketed for a significant period of time.

In order to obtain regulatory approvals for the commercial sale of our proprietary product candidates, we will be required to complete certain clinical trials in humans to demonstrate the safety and efficacy of the products. We have limited experience in conducting clinical trials in these new product areas.

A clinical trial may fail for a number of reasons, including:

     o the failure to enroll a sufficient number of patients meeting eligibility criteria;

     o the failure of the product candidate to demonstrate safety and/or efficacy;

     o the development of serious (including life threatening) adverse events (including, for example, side effects caused by or connected with exposure to the product candidate); and

     o the failure of clinical investigators, trial monitors and other consultants or trial subjects to comply with the trial plan or protocol.

WE MAY NEED ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE, AND ANY FINANCINGS WOULD REDUCE THE PERCENTAGE OWNERSHIP OF OUR EXISTING STOCKHOLDERS.

Our existing capital resources may not be sufficient to fund the expansion of our operations, potential acquisitions and research and development programs. We may, therefore, need to raise significant additional capital through public or private equity offerings, debt financings or additional commercial partnerships and licensing arrangements. We may not be able to find additional financing when we need it or on terms favorable to us. If we were to raise additional capital by issuing equity securities, such an issuance will reduce the percentage, and perhaps dilute the economic ownership of our existing stockholders. Furthermore, we may need to issue securities that have rights, preferences and privileges senior to our common stock.

WE MAY BE SUBJECT TO RISKS ASSOCIATED WITH FUTURE ACQUISITIONS.

We regularly review the potential acquisition of technologies, products and product rights, and businesses complementary to our business. In the future, we may choose to enter into such transactions at any time. Nonetheless, we cannot assure you that we will be able to identify suitable acquisition or investment candidates, or if we do identify suitable candidates, that we will be able to make such acquisitions or investments on commercially acceptable terms or at all. In particular, on or before the second anniversary of the agreement that we expect to finalize soon with Nortec, we will have the option to agree to acquire all of the capital stock of Nortec over the subsequent two years, at a cost of $15,000,000 over such two-year period. We may not have acquired sufficient information about the advisability of acquiring Nortec at the time that we need to make this decision.

If we do make any acquisitions or investments, we may finance such acquisitions or investments by issuing additional equity securities, which could dilute the holdings of our then existing stockholders, using our cash resources and/or incurring additional debt. Any such acquisitions or investments could also result in an increase in goodwill, intangible assets and amortization expenses that could negatively impact our profitability. Under new accounting rules, goodwill amortization expense has been eliminated. Therefore, if the fair value of our goodwill is determined at some future date to be less than its recorded value, a charge to earnings may be required. Such a charge could be in an amount that is material to our results of operations and net worth.

Additionally, acquisitions involve numerous risks, significantly including difficulties in the assimilation of the personnel, operations and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which we have no, or limited, prior experience and the potential loss of key employees of the acquired company. There may be overlap between our products or customers and an acquired entity that may create conflicts in relationships or other commitments detrimental to the integrated businesses. As a result of acquiring businesses, we may incur significant transaction costs, including substantial fees for investment bankers, attorneys, accountants and financial printing costs and any acquisition could result in our assumption of unknown and/or unexpected, perhaps material, liabilities. Additionally, in any acquisition agreement, the negotiated representations, warranties and agreements of the selling parties may not entirely protect us, and liabilities resulting from any breaches could exceed negotiated indemnity limitations.

WE DEPEND ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS. WE CANNOT BE CERTAIN OF THEIR CONFIDENTIALITY AND PROTECTION.

Our success depends, in large part, on our ability to protect our current and future products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. Only a few patents covering our products have been issued to us. We have, however, filed, and expect to continue to file, patent applications seeking to protect some of our newly-developed products in various countries, including the United States. Some patent applications in the United States are maintained in secrecy until the patents are issued. Because the publication of discoveries tends to follow their actual discovery by several months, we cannot be certain that we were the first to invent or file patent applications on any of our discoveries. We also cannot be certain that patents will be issued with respect to any of our patent applications or that any existing or future patents issued to or licensed by us will provide competitive advantages for our products or will not be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent our competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

We rely particularly on trade secrets, unpatented proprietary expertise and continuing innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants, in large part because few of our products are protected by patents. We cannot assure you that these agreements will not be breached or circumvented. We also cannot be certain that there will be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. We cannot be sure that our trade secrets and proprietary technology will not otherwise become known or be independently developed by our competitors or, if patents are not issued with respect to products arising from research, that we will be able to maintain the confidentiality of information relating to these products. In addition, efforts to ensure our intellectual property rights can be costly, time-consuming and/or ultimately unsuccessful.

VOLATILITY OF THE MARKET PRICE OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCKHOLDERS.

The market price of our common stock has been and may continue to be volatile. The closing sales prices of our common stock ranged from a low of $16.10 to a high of $33.20 in 2002 and from a low of $29.35 to a high of $52.03 during the period from January 1, 2003 to June 27, 2003. The market price of our common stock may continue to be subject to wide fluctuations for the following reasons, among others:

o actual or anticipated variations in our quarterly operating results or condition (financial and other) or those of our competitors;

o announcements by us or our competitors of new and enhanced products or acquisitions of new businesses;

o    market conditions or trends in the pharmaceutical industry;

o    developments  or  disputes  (including  lawsuits)  concerning   proprietary
     rights;

o introduction of technologies or product enhancements by others that reduce the need for our products;

o    changes in financial estimates by securities analysts;

o    general economic and political conditions;

o    departures of key personnel;

o    changes in the market valuations of our competitors;

o    regulatory considerations;

o sales of a large amount of our common stock could cause volatility of our share price and may have a significant impact on the market price of our common stock;

o preferred stock that we may issue could have other rights, including economic rights, senior to our common stock, so that the issuance of such preferred stock could adversely affect the market value of our common stock and also have the effect of delaying, deferring or preventing a change of control of us without any action by our common stockholders; and

o    the other risk factors listed in this risk factor.

IF WE DO NOT MANAGE OUR ANTICIPATED GROWTH, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS EFFECTIVELY.

We believe that we need to continue to expand our operations, organically and/or through acquisitions, in order to remain competitive. We have recently experienced an increase in our revenue that, together with our anticipated growth, could place a strain on our management and accounting systems and financial and other resources. Our ability to successfully implement our business plan in a rapidly evolving market will require an effective planning and management process, close coordination with and the support of our suppliers and ensuring the availability of adequate working capital financing. We must continue to improve and effectively utilize our existing, and assimilate any later acquired operational, management, accounting, marketing and financial systems and successfully recruit, hire, train, retain and manage personnel, which we may be unable to do. Further, we will need to develop and maintain close coordination among our technical, finance, accounting, marketing, sales and production staffs. We cannot assure you that we will be able to successfully manage our expansion. If we fail to manage our anticipated growth, our operations may be disrupted and our business may be adversely affected.

AN ANTI-TAKEOVER PROVISION OF OUR CERTIFICATE OF INCORPORATION COULD HINDER ATTEMPTS TO REPLACE OUR MANAGEMENT.

Under our amended certificate of incorporation, our Board of Directors has staggered terms, which may have the effect of making us a less attractive target for unfriendly acquisition by a person or company that does not have the support of the Board of Directors by making it more difficult for such person or company to obtain control over us by replacing our directors and current management.

THE PROVISIONS OF OUR CREDIT AGREEMENT MAY AFFECT OUR ABILITY TO ENTER INTO CERTAIN TRANSACTIONS.

The Loan and Security Agreement, dated as of December 15, 1996, as thereafter amended, that we entered into with General Electric Capital Corporation ("GE") limits our ability to enter into certain corporate transactions, unless we obtain GE's prior written consent. Although we believe that we will generally be able to obtain any such consent, we cannot guarantee that GE will provide consent for the specific purposes for which we intend, which may restrict our ability to enter into, or delay the consummation of, certain corporate transactions.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This reoffer prospectus, including the documents that we incorporate herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of
1934, each as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "predict," "could," "might," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and words or phrases of similar import. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this reoffer prospectus. Among the key factors that could cause actual results to differ materially from the forward-looking statements are:

     o    competitive factors;

     o    general economic and financial conditions;

     o    relationships with pharmaceutical and biotechnology companies;

     o    the ability to develop safe and efficacious drugs;

     o    variability and amounts of royalty, license and other revenue;

     o    ability to enter into future collaborative agreements;

     o    governmental regulation;

     o    changes in industry practices; and

     o    one-time or non-recurring events.

     Because the  factors  referred  to above,  as well as the risk  factors set forth beginning on page 8 of this reoffer prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, subject to applicable law to the contrary, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. We cannot assess with any certainty the impact of these factors on our business or condition (financial or other) or the extent to which any factor, or combination of factors, may cause actual results to differ, perhaps materially, from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares which may be sold pursuant to this reoffer prospectus by the Selling Securityholders. All proceeds from the sale by the Selling Securityholders will be solely for the accounts of such Securityholders. See "Selling Securityholders" and "Plan of Distribution".

                             SELLING SECURITYHOLDERS

     The following table sets forth information with respect to the beneficial ownership of those Selling Securityholders known to us as of the filing date of this reoffer prospectus. The Selling Securityholders are our executive officers and a director. The shares have been or will be issued pursuant to the exercise of options granted by us to the Selling Securityholders under our 1990 Stock Incentive Plan, as amended, 2000 Performance Equity Plan and/or 2001 Performance Equity Plan, as amended (collectively, the "Stock Plan"). To the extent additional selling securityholders wish to sell shares pursuant to this reoffer prospectus or the Selling Securityholders listed below sell shares not set forth on the table below, we will file a supplement to this reoffer prospectus identifying such additional selling securityholder(s) or additional shares.

     The applicable percentages of beneficial ownership are based on an aggregate of 33,470,112 shares of our common stock issued and outstanding on June 27, 2003, determined as required by rules promulgated by the SEC.

     The shares listed below represents shares that each Selling Securityholder may offer under this reoffer prospectus. We do not know how long any Selling Securityholder will hold their shares before selling them, or how many shares they will sell at any time. The shares offered by this reoffer prospectus may be offered from time to time by the Selling Securityholders listed below.

     The inclusion in the table below of any individual Selling Securityholder shall not be deemed to be an admission or acknowledgment that such Selling Securityholder is an "affiliate" of ours.


                                                   PERCENTAGE (%) OF
      SELLING                NUMBER OF SHARES     SHARES BENEFICIALLY
      SECURITYHOLDER        BENEFICIALLY OWNED         OWNED

      Kenneth I. Sawyer(1)      263,334               0.007%
      Scott L. Tarriff(2)       103,250               0.003%
      Dennis J. O'Connor(3)      42,119               0.001%
      Arie Gutman(4)                0                   --

----------------------------------------

(1) Represents 263,334 shares issuable upon the exercise of stock options held and exercisable within sixty (60) days from the date hereof.

(2) Represents 15,000 shares held directly, 1,500 shares held indirectly through his spouse and 86,750 shares issuable upon the exercise of stock options held and exercisable within sixty (60) days from the date hereof. Excludes an additional amount of up to 268,250 shares which may become exercisable thereafter.

(3) Represents 1,619 shares held directly and 40,500 shares issuable upon the exercise of stock options held and exercisable within sixty (60) days from the date hereof. Excludes an additional amount of up to 202,500 shares which may become exercisable thereafter.

(4) Excludes an additional amount of up to 225,000 shares which may become exercisable more than sixty (60) days after the date hereof.

                              PLAN OF DISTRIBUTION

     The shares of our common stock offered hereby may be sold from time to time directly by or on behalf of the Selling Securityholders in one or more transactions on the NYSE or on any other stock exchange on which the common stock may be listed at the time of sale, in privately-negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

     To  our   knowledge,   the   Selling   Securityholders   have  no   present
arrangement(s) with any brokerage firm or among themselves regarding the sale of their shares.

     In connection with such sales, the Selling Securityholders and any participating broker(s) or dealer(s) may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Sales of shares must be made by the Selling Securityholders in compliance with all other applicable state securities laws and regulations.

     In  addition  to any shares of our common  stock  sold  hereunder,  Selling
Securityholders may sell other shares of common stock owned by them in compliance with the applicable requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this reoffer prospectus.

     We will pay all expenses of the registration of the shares and will not receive any proceeds from the sale of any shares by the Selling Securityholders.

     We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any resale of shares by them pursuant to this reoffer prospectus.

                                  LEGAL MATTERS

     Kirkpatrick & Lockhart LLP, New York, NY, will pass upon the legality of the securities being offered by this reoffer prospectus for us.


                                     EXPERTS

     The financial statements and the related financial statement schedule as of December 31, 2002, and for the year then ended, incorporated by reference in this reoffer prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE                REOFFER PROSPECTUS
ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN
THIS REOFFER PROSPECTUS IN
CONNECTION WITH THE OFFER MADE BY
THIS REOFFER PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY
PHARMACEUTICAL RESOURCES, INC.
THIS REOFFER PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY              PHARMACEUTICAL RESOURCES, INC.
ANY SECURITIES OTHER THAN THE
SECURITIES TO WHICH IT RELATES, OR               1,104,453  SHARES
AN OFFER IN ANY JURISDICTION TO                          OF
ANY PERSON TO WHOM IT IS UNLAWFUL        COMMON STOCK, PAR VALUE $0.01 PER SHARE
TO MAKE SUCH AN OFFER IN SUCH
JURISDICTION. NEITHER THE DELIVERY
OF THIS REOFFER PROSPECTUS NOR ANY
SALE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THE INFORMATION
CONTAINED HEREIN IS CORRECT AT ANY
TIME AFTER THE DATE HEREOF.



                                TABLE OF CONTENTS

                                    Page
                                    ----

WHERE YOU CAN FIND MORE
INFORMATION ......................... 2

INFORMATION INCORPORATED BY
REFERENCE............................ 2

OUR BUSINESS......................... 4

RISK FACTORS......................... 8

DISCLOSURE REGARDING FORWARD-
LOOKING STATEMENTS...................17

USE OF PROCEEDS......................18

SELLING SECURITYHOLDERS..............18                June 30, 2003

PLAN OF DISTRIBUTION.................20

LEGAL MATTERS........................21

EXPERTS..............................21

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The new certificate of incorporation and the by-laws of the Registrant provide that the Registrant shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law, or the DGCL, provides in pertinent part as follows:

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person, who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     In accordance with Section 102(b)(7) of the DGCL, Article V of the new certificate of incorporation of the Registrant eliminates the personal liability of the Registrant's directors to the Registrant and its stockholders for monetary damages for breach of their fiduciary duties as a director, except, as set forth in said Section 102(b)(7), for (i) any breach of the director's duty of loyalty to the Registrant and its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) illegal dividend payments, redemptions or repurchases under Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 8.  EXHIBITS.

      Exhibit Number        Description
      --------------        -----------

      4.1                   Certificate of Incorporation

      4.2                   By-Laws

      23.1                  Consent of Deloitte & Touche, LLP

      24.1 Power of Attorney (included on the signature page to this Post-Effective Amendment)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town on Spring Valley, State of New York, on this 30th day of June, 2003.


                                       PHARMACEUTICAL RESOURCES, INC.


                                       By:  /s/ Kenneth I. Sawyer
                                            -----------------------------------
                                            Kenneth I. Sawyer
                                            President, Chairman and
                                            Chief Executive Officer


     We, the undersigned directors and officers of Pharmaceutical Resources, Inc., do hereby constitute and appoint, Kenneth I. Sawyer and Dennis J. O'Connor, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

         Signature                        Capacity                    Date
         ---------                        --------                    ----

/s/ Kenneth I Sawyer               President, Chairman and        June 30, 2003
------------------------------     Chief Executive Officer
Kenneth I. Sawyer


/s/ Dennis J. O'Connor             Vice President, Chief          June 30, 2003
------------------------------     Financial Officer and
    Dennis J. O'Connor             Secretary (Principal
                                   Financial and Accounting
                                   Officer)


/s/ John D. Abernathy              Director                       June 30, 2003
------------------------------
John D. Abernathy


/s/ Mark Auerbach                  Director                       June 30, 2003
------------------------
Mark Auerbach


/s/ Arie Gutman                    Director                       June 30, 2003
------------------------------
Arie Gutman

         Signature                        Capacity                    Date
         ---------                        --------                    ----

/s/ Peter S. Knight                Director                       June 30, 2003
------------------------------
Peter S. Knight


/s/ Ronald M. Nordmann             Director                       June 30, 2003
------------------------------
Ronald M. Nordmann


/s/ Scott L. Tarriff               Director                       June 30, 2003
------------------------------
Scott L. Tarriff